Exhibit 99.1

Litton Loan Servicing Business
Combined Financial Statements
At December 31, 2010 and 2009 and
For the years ended December 31, 2010, 2009 and December 26, 2008 and
At June 30, 2011 and the six months ended June 30, 2011 and 2010

Litton Loan Servicing Business

Report of Independent Auditors

To the Owners of
Litton Loan Servicing Business:

In our opinion, the accompanying combined statements of financial condition and the related combined statements of income, owners’ equity and of cash flows present fairly, in all material respects, the financial position of Litton Loan Servicing Business at December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010, December 31, 2009 and December 26, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Litton Loan Servicing Business’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the combined financial statements have been derived from the consolidated financial statements and accounting records of Litton Loan Servicing LP and reflect pushdown accounting, including the recognition of goodwill and intangible assets associated with the December 2007 acquisition of Litton Loan Servicing LP by Goldman Sachs Bank USA (“GS Bank”), and interest-only securities then owned by Goldman, Sachs & Co, both entities being subsidiaries of The Goldman Sachs Group, Inc. (“Goldman”). These combined financial statements are prepared solely for the purpose of complying with Securities and Exchange Commission (“SEC”) Regulation S-X Rule 3-05. Accordingly, the financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Litton Loan Servicing Business had it been a stand-alone company.

/s/PricewaterhouseCoopers LLP
Houston, Texas
October 3, 2011

Litton Loan Servicing Business
Combined Statements of Financial Condition
(in thousands)

	December 31,		June 30,
	2010	2009	2011
			(unaudited)
ASSETS

Cash	$60,656	$102,225	$13,176
Servicing advances receivable, net	2,649,475	2,730,381	2,505,683
Accrued servicing fees	91,821	89,842	91,138
Current tax receivable due from related party	13,859	4,131	31,981
Mortgage servicing rights, at fair value	54,449	87,640	48,305
Interest-only securities, at fair value	21,072	29,410	17,061
Furniture, equipment and leasehold improvements, net	22,049	27,171	19,413
Goodwill and other intangibles, net	4,934	159,709	4,579
Deferred tax asset, net	100,724	44,069	97,740
Other assets	12,561	8,890	23,290

Total assets	$3,031,600	$3,283,468	$2,852,366

LIABILITIES AND OWNERS’ EQUITY

LIABILITIES
Accounts payable and other liabilities	$49,034	$52,879	$49,888
Current tax payable due to related party	—	39,272	—
Debt obligation due to related party	2,595,123	2,664,123	2,447,123

Total liabilities	2,644,157	2,756,274	2,497,011

COMMITMENTS, CONTINGENCIES AND GUARANTEES

OWNERS’ EQUITY
Owners’ equity - Litton	366,371	497,784	338,294
Owners’ equity - interest-only securities	21,072	29,410	17,061
	387,443	527,194	355,355

Total liabilities and owners’ equity	$3,031,600	$3,283,468	$2,852,366

The accompanying notes are an integral part of these combined financial statements.

Litton Loan Servicing Business
Combined Statements of Income
(in thousands)

	Year Ended			Six Months Ended
	December 31,	December 31,	December 26,	June 30,	June 30,
	2010	2009	2008	2011	2010
				(unaudited)
REVENUE
Servicing, subservicing and ancillary fees	$235,379	$274,804	$239,307	$104,214	$150,944
Change in fair value of interest-only securities	(8,338)	7,139	(23,758)	(4,011)	(4,343)
Other income	6,396	10,193	9,610	2,793	3,621
Total non-interest revenues	233,437	292,136	225,159	102,996	150,222

Interest income	13,433	17,613	22,636	5,660	7,099
Interest expense	(34,598)	(28,797)	(27,903)	(15,898)	(17,657)
Net interest expense	(21,165)	(11,184)	(5,267)	(10,238)	(10,558)

Net revenue, including net interest	212,272	280,952	219,892	92,758	139,664

EXPENSE
Compensation and benefits	132,211	127,671	113,340	67,883	66,670
Servicing expense	15,082	17,646	13,805	7,862	7,820
Provision for losses on servicing advances	33,734	300	2,000	809	7,271
Goodwill impairment	154,065	—	—	—	—
General and administrative expense	74,135	59,710	59,855	57,771	31,714

Total expense	409,227	205,327	189,000	134,325	113,475
Income (loss) before income tax	(196,955)	75,625	30,892	(41,567)	26,189
Income tax (benefit) expense	(68,854)	26,685	7,653	(14,562)	9,500

Net income (loss)	$(128,101)	$48,940	$23,239	$(27,005)	$16,689

The accompanying notes are an integral part of these combined financial statements.

Litton Loan Servicing Business
Combined Statements of Owners’ Equity
(in thousands)

		Interest-Only
	Litton	Securities	Total
Balance at December 28, 2007	$380,965	$46,029	$426,994

Capital Contribution	60,000	—	60,000

Distribution - in kind	—	(23,029)	(23,029)

Net income (loss)	23,968	(729)	23,239

Balance at December 26, 2008	$464,933	$22,271	$487,204

Distribution - in kind	—	(8,950)	(8,950)

Net income	32,851	16,089	48,940

Balance at December 31, 2009	497,784	29,410	527,194

Distribution - in kind	—	(11,650)	(11,650)

Net income (loss)	(131,413)	3,312	(128,101)

Balance at December 31, 2010	$366,371	$21,072	$387,443

Distribution - in kind (unaudited)	—	(5,083)	(5,083)

Net income (loss) (unaudited)	(28,077)	1,072	(27,005)

Balance at June 30, 2011 (unaudited)	$338,294	$17,061	$355,355

The accompanying notes are an integral part of these combined financial statements.

Litton Loan Servicing Business
Combined Statements of Cash Flows
(in thousands)

	Year End			Six Months Ended
	December 31,	December 31,	December 26,	June 30,	June 30,
	2010	2009	2008	2011	2010
				(unaudited)
Cash flows from operating activities
Net income (loss)	$(128,101)	$48,940	$23,239	$(27,005)	$16,689
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of mortgage servicing rights	33,191	52,880	102,483	6,144	(10,839)
Change in fair value of interest-only securities	8,338	(7,139)	23,758	4,011	4,343
Gain on purchase of assets	—	—	(10,749)	—	—
Depreciation and amortization	13,386	14,184	12,540	6,641	6,811
Amortization of intangibles	710	1,405	5,470	355	355
Goodwill impairment	154,065	—	—	—	—
Deferred income taxes	(56,655)	(15,867)	(26,033)	2,984	7,912
Changes in assets and liabilities:
Servicing advances receivable and accrued servicing fees	45,193	(94,559)	(627,931)	143,666	105,708
Provision for losses on servicing advances	33,734	300	2,000	809	7,271
Other assets	(3,671)	4,054	(579)	(10,729)	393
Accounts payable and other liabilities	(3,845)	(13,816)	22,758	854	(4,386)
Current tax payable due to related party	(49,000)	(6,161)	40,492	(18,122)	624
Net cash provided by (used in) operating activities	47,345	(15,779)	(432,552)	109,608	134,881

Cash flows from investing activities
Purchases of furniture, equipment, leasehold improvements and other assets	(8,264)	(7,925)	(15,500)	(4,005)	(5,645)
Purchases of mortgage servicing rights	—	(26,850)	(7,998)	—	—
Purchases of accrued servicing fees	—	(488)	(33,143)	—	—
Purchases of servicing advances	—	(300,710)	(728,988)	—	—
Net cash provided by (used in) investing activities	(8,264)	(335,973)	(785,629)	(4,005)	(5,645)

Cash flows from financing activities
Debt obligations due to related party	(69,000)	422,300	1,193,391	(148,000)	(129,000)
Capital contribution	—	—	60,000	—	—
Distributions - in kind	(11,650)	(8,950)	(23,029)	(5,083)	(6,134)
Net cash provided by (used in) financing activities	(80,650)	413,350	1,230,362	(153,083)	(135,134)
Net increase (decrease) in cash and cash equivalents	(41,569)	61,598	12,181	(47,480)	(5,898)

Cash
Beginning of period	102,225	40,627	28,446	60,656	102,225
End of period	$60,656	$102,225	$40,627	$13,176	$96,327

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest and other financing costs	$34,087	$26,281	$34,650	$15,594	$17,154
Taxes	$35,017	$40,052	$—	$—	$—

The accompanying notes are an integral part of these combined financial statements.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Note 1.	Organization

Litton Loan Servicing LP, a Delaware limited partnership (“Litton”), formed in 1997, is engaged in servicing primarily subprime residential mortgage loans. Litton is also approved to service residential mortgage loans by the U.S. Department of Housing and Urban Development; the Veterans’ Administration; the Federal Housing Administration; the Government National Mortgage Association; the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. Litton services whole loans owned by various entities and securitizations for various trusts. Litton also performs third-party and interim servicing. In addition, Litton is licensed to conduct business in various states. As a result, Litton is subject to regulation and examination by various agencies and states.

Litton, through its general and limited partners, Litton Consumer and Corporate Servicing LLC (“LCCS”) and Litton Mortgage Servicing LLC (“LMS”), respectively, is a wholly-owned subsidiary of Goldman Sachs Bank USA (“GS Bank”). GS Bank is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“Goldman”). LCCS and LMS were acquired by GS Bank on December 11, 2007. The transaction was accounted for under the purchase accounting method. The fair value of the assets acquired and liabilities assumed has been pushed-down to Litton’s consolidated financial statements, including recognition of goodwill of $154.1 million.

GS Bank, an FDIC insured, New York State-chartered bank and a member of the Federal Reserve System and the Federal Deposit Insurance Corporation (“FDIC”), is regulated by the Board of Governors of the Federal Reserve System and the New York State Banking Department. Litton, as a subsidiary of GS Bank, is also regulated by the Federal Reserve Board and the New York State Banking Department. Goldman is a bank holding company and a financial holding company under the U.S. Bank Holding Company Act of 1956. Accordingly, the Federal Reserve Board is the primary U.S. regulator of Goldman as a consolidated entity.

Note 2.	Summary of Significant Accounting Policies

Basis of Presentation
These combined financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and include the consolidated accounts of Litton and its wholly-owned subsidiaries, Property VIII LLC and LLS Commercial Servicing Inc. and certain interest-only securities owned by Goldman, Sachs & Co, a subsidiary of Goldman as described in Note 6, hereafter referred to as Litton Loan Servicing Business. The interest-only securities represent an integral part of the Litton Loan Servicing Business acquired by Ocwen on September 1, 2011 (see Note 17 – Subsequent Events) and therefore are combined with Litton’s consolidated financial statements for purposes of complying with Securities and Exchange Commission (“SEC”) Regulation S-X Rule 3-05. All intercompany balances and transactions have been eliminated.

Certain assumptions were made in combining the Litton consolidated accounts with the interest-only securities owned by Goldman. The combined results do not necessarily reflect what the results of operations, financial condition and cash flows would have been had Litton owned the interest-only securities directly during the periods presented.

During 2009, Litton elected to change its fiscal year end from the last Friday of December to December 31, beginning in 2009. Accordingly, fiscal 2009 began on December 27, 2008 and ended on December 31, 2009. All references to December 2008, unless specifically stated otherwise, refer to Litton’s fiscal year ended, or the date, as the context requires, December 26, 2008. All references to 2009, unless specifically stated otherwise, refer to Litton’s fiscal year ended, or the date, as the context requires, December 31, 2009. All references to 2010, unless specifically stated otherwise, refer to Litton’s fiscal year ended, or the date, as the context requires, December 31, 2010.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

For the year ended December 31, 2010, Litton Loan Servicing Business evaluated subsequent events (i.e., an event or transaction that occurs after the balance sheet date but before the financial statements are issued) through October 3, 2011, which was the date the financial statements were available to be issued (see Note 17 – Subsequent Events).

Use of Estimates
Preparation of these combined financial statements requires management to make certain estimates and assumptions, the most important of which relate to fair value measurements, such as the valuation of mortgage servicing rights (“MSRs”), the interest-only securities, goodwill and intangibles and estimates of reserves, such as the allowance for losses of servicing advances receivable. These estimates and assumptions are based on the best available information but actual results could be materially different.

Cash
Cash includes cash held by depository institutions held in the ordinary course of business. Litton’s cash deposits in excess of federally insured amounts are maintained at a major financial institution.

Servicing Advances Receivable, net
Servicing advances receivable consist of principal and interest advances, escrow advances and foreclosure advances.

Escrow advances are payments made by Litton to escrow custodial accounts to avoid overdrafts in these accounts when tax or insurance payments are made on behalf of borrowers. Principal and interest (“P&I”) advances are corporate payments to the custodial accounts to ensure that available funds are sufficient for the monthly remittance to the securitization trusts. Foreclosure advances represent costs advanced by Litton as part of the mortgage loan foreclosure process. Advances may be recovered from (a) future mortgage payments, (b) the sale of the property, (c) investor reimbursements if the mortgagor defaults or (d) claims filed with government agencies or companies that insure the loans.

As the servicer, Litton is obligated to advance funds only to the extent that it believes the advances are recoverable. Advances have the highest standing for reimbursement from payments, prepayments, and liquidation proceeds at the loan level. In addition, for any advances that are not recovered from loan proceeds, the majority of Litton’s pooling and servicing agreements provide for reimbursement at the pool level, either through the use of collection proceeds on other loans or through reimbursement from the securitization trust. Some of the advances of Litton’s pooling and servicing agreements provide for reimbursement at the loan level.

Mortgage Servicing Rights, at fair value
Litton capitalizes the value expected to be realized from performing specified mortgage servicing activities for others as MSRs. Servicing mortgage loans includes collecting and remitting mortgage loan payments, responding to borrower inquiries, accounting for principal and interest, holding custodial and escrow funds for payment of property taxes and insurance premiums, counseling or otherwise working with delinquent borrowers, supervising foreclosures and property dispositions and generally administering the loans. Such capitalized servicing rights are generally purchased.

U.S. GAAP requires that the value of MSRs be determined based upon market transactions for comparable servicing assets or, in the absence of representative market trade information, based upon other available market evidence and modeled expectations of the present value of future estimated net cash flows that market participants would expect from servicing.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

MSRs do not trade in an active market with observable prices. Therefore, Litton uses internally developed discounted cash flow models to estimate the fair value of MSRs. These internal valuation models estimate net cash flows based on assumptions management believes would be used by market participants, combined with market-based assumptions for loan prepayment rates, interest rates and discount rates believed to approximate yields required by investors for this type of asset. The reasonableness of assumptions is periodically validated through comparisons to other market participants. Prepayment assumptions are based upon historical experience and the characteristics of individual loans underlying the MSRs. Since many factors can affect the estimate of the fair value of MSRs, Litton regularly evaluates the major assumptions and modeling techniques used in its estimate and reviews such assumptions against market comparables, if available. Additionally, Litton monitors the actual performance of its MSRs by regularly comparing actual cash flow to modeled estimates.

Interest-Only Securities, at fair value
The interest-only securities are accounted for at fair value, with changes in fair value reflected in the combined statements of income. Interest on the interest-only securities is accrued based on the contractual rate of 0.35%. The interest-only securities do not trade in an active market with observable prices. Therefore, the securities are valued using a discounted cash flow analysis. This discounted cash flow analysis estimates net cash flows based on assumptions management believes would be used by market participants, combined with market-based assumptions for loan prepayment rates, interest rates and discount rates believed to approximate yields required by investors for this type of asset. The reasonableness of assumptions is periodically validated through comparisons to other market participants. Prepayment assumptions are derived from models and the characteristics of individual loans underlying the interest-only securities.

Fair Value Measurements
The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs.

U.S. GAAP has a three-level fair value hierarchy for disclosure of fair value measurements. The fair value hierarchy prioritizes inputs to the valuation techniques used to measure fair value, giving the highest priority to level 1 inputs and the lowest priority to level 3 inputs. A financial instrument’s level in the fair value hierarchy is based on the lowest level of any input that is significant to its fair value measurement. The fair value hierarchy is as follows:

Level 1	Inputs are unadjusted quoted prices in active markets to which Litton has access at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Inputs to valuation techniques are observable, either directly or indirectly;

Level 3	One or more inputs to valuation techniques are significant and unobservable.

Litton’s MSRs and the interest-only securities are classified within level 3 of the fair value hierarchy because they trade infrequently and therefore have little to no price transparency. MSRs and the interest-only securities represented 2% and 4% of total assets as of December 2010 and 2009, respectively, and represented 2% of total assets as of June 30, 2011.

Fair Value of Other Financial Instruments
Litton’s other financial instruments consist of cash, servicing advances receivable, accrued servicing fees, accounts receivable and accounts payable and debt obligations. The carrying amounts of cash and accounts receivable and payable are a reasonable estimate of their fair value because of the relatively short term of such instruments. Servicing advances receivable and accrued servicing fees have a fair value that approximate their carrying amount because they have no stated maturity, generally are realized within a relatively short period of time and do not bear interest. The carrying amount of Litton’s debt obligations is a reasonable estimate of its fair value because these obligations bear interest at a variable rate.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Furniture, Equipment and Leasehold Improvements, net
Furniture, equipment and leasehold improvements, including computer hardware and software, are recorded at cost, net of accumulated depreciation.

Furniture and equipment is depreciated on a straight-line basis over the useful life of the asset, which ranges from three to five years. Leasehold improvements are amortized on a straight-line basis over the useful life of the improvement or the term of the lease, whichever is shorter. Certain costs of software obtained for internal use are capitalized and amortized on a straight-line basis over the useful life of the software, which is generally three years. In connection with the accounting for the December 2007 acquisition, Litton capitalized $14 million for certain computer software which is being amortized using the straight-line method over the useful life of the asset at the time of acquisition of ten years.

Furniture, equipment and leasehold improvements, including computer hardware and software, are tested for impairment whenever events or changes in circumstances suggest that an asset’s or asset group’s carrying value may not be fully recoverable.

Goodwill and Other Intangibles, net
Goodwill represents the fair value of the Litton assets acquired and liabilities assumed in excess of the fair value of identifiable net assets. Goodwill is not amortized but is tested annually for impairment. An impairment loss is recognized if the estimated fair value of net assets acquired is less than its estimated net book value. Such loss is calculated as the difference between the estimated fair value of goodwill and its carrying value.

Definite lived intangible assets, which are amortized over their estimated useful lives, are tested for potential impairment whenever events or changes in circumstances suggest that the asset’s carrying value may not be fully recoverable. Amortization of intangible assets is provided using the straight-line method over the estimated useful lives of the assets, which ranges from 2 years to 10 years.

Other Assets
Other assets consist primarily of amounts due from investors who own MSRs on loans that Litton services pursuant to subservicing agreements. The balances in these accounts consist of subservicing fees and other miscellaneous charges incurred by Litton on behalf of these investors.

Servicing, Subservicing and Ancillary Fees
Fees received for servicing and subservicing loans are generally based either on a monthly fee payable on all loans serviced or a percentage of the outstanding loan principal balance, payable as a component of interest collected from mortgagors. Servicing fees are recognized in the period earned, rather than the period collected. Late charges and other similar fees are recognized as income when received. Delinquent loan servicing fees are recognized in the period earned, rather than collected. Amounts related to the realization of expected cash flows from MSRs and changes in the fair value of MSRs are included in servicing, subservicing and ancillary fees.

Servicing Expense and Provision for Losses on Servicing Advances
Servicing expense is comprised primarily of interest curtailment costs associated with mortgage loan payoffs, printing, recording fees, tax outsourcing and imaging costs. Servicing expenses are charged to operations as incurred. During 2010, Litton charged off $13.6 million related to reversals of certain advances previously reimbursed to Litton.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Note 3.	Recent Accounting Developments

Transfers of Financial Assets and Interests in Variable Interest Entities (ASC 860 and 810) – In June 2009, the FASB issued amended accounting principles which changed the accounting for securitizations and VIEs. These principles were codified as Accounting Standards Update (ASU) No. 2009-16, “Transfers and Servicing (Topic 860) – Accounting for Transfers of Financial Assets” and ASU No. 2009-17, “Consolidations (Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” in December 2009. ASU No. 2009-16 eliminates the concept of a QSPE, changes the requirements for derecognizing financial assets, and requires additional disclosures about transfers of financial assets, including securitization transactions and continuing involvement with transferred financial assets. ASU No. 2009-17 changes the accounting and requires additional disclosures for a VIE. Under ASU No. 2009-17, the determination of whether to consolidate a VIE is based on the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance together with either the obligation to absorb losses or the right to receive benefits that could be significant to the VIE, as well as the VIE’s purpose and design. ASU No. 2009-16 and 2009-17 are effective for fiscal years beginning after November 15, 2009. Adoption of ASU Nos. 2009-16 and 2009-17 on January 1, 2010 did not have a material effect on Litton’s financial condition, results of operations or cash flows.

Improving Disclosures about Fair Value Measurements (ASC 820) – In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 provides amended disclosure requirements related to fair value measurements. ASU No. 2010-06 is effective for financial statements issued for reporting periods beginning after December 15, 2009 for certain disclosures and for reporting periods beginning after December 15, 2010 for other disclosures. Since these amended principles require only additional disclosures concerning fair value measurements, adoption did not and will not affect Litton’s financial condition, results of operations or cash flows.

Note 4.	Servicing Advances Receivables, net

Servicing advances receivable were comprised of the following:

			June 30,
	2010	2009	2011
			(unaudited)

Principal and interest advances	$1,446,043	$1,534,765	$1,407,559
Escrow advances	886,730	853,544	817,607
Foreclosure advances	337,885	347,437	297,582
Less: Allowance for losses	(21,183)	(5,365)	(17,065)
	$2,649,475	$2,730,381	$2,505,683

Litton has recorded a provision for losses of servicing advances receivable to provide for potential losses on advances incurred prior to the balance sheet date related primarily to (1) foreclosure costs incurred by Litton subsequent to a loan payoff, (2) reimbursement to trusts as a result of Litton servicer errors and (3) disallowed investor reimbursement expenses incurred under master servicing agreements. Although management believes that an appropriate loss allowance has been established, actual losses are dependent upon future events and, as such, further additions to the level of the loss allowance may be necessary.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

The activity related allowance for losses consist of the following:

			June 30,
	2010	2009	2011
			(unaudited)
Beginning allowance for losses	$5,365	$6,502	$21,183
Additions	33,734	300	809
Reductions	(17,916)	(1,437)	(4,927)
Ending allowance for losses	$21,183	$5,365	$17,065

Note 5.	Mortgage Servicing Rights, at fair value

The activity related to MSRs consists of the following:

				June 30,
	2010	2009		2011
				(unaudited)
Beginning fair value balance of MSRs	$87,640	$113,670		$54,449
Additions	—	26,850	(1)	—
Change in fair value of MSRs	(33,191)	(52,880)		(6,144)
Ending fair value balance of MSRs	$54,449	$87,640		$48,305

(1) Represents purchase from Avelo, an affiliate, (see Note 16)

Litton combines the use of discounted cash flow models and analysis of available current market data to arrive at an estimated fair value of MSRs at the balance sheet date. The cash flow assumptions (which consider only contractual cash flows) and prepayment assumptions used in Litton’s discounted cash flow model are based on market factors and encompass the historical performance of Litton’s MSRs as well as data used by market participants. The most significant assumptions used in the valuation model are mortgage prepayment speeds, projected delinquencies, and the discount rate, all of which are derived from Litton’s historical experience and available market data. Other assumptions used in the internal valuation include the cost of servicing, compensating interest expense, the interest rate used for calculating the cost of servicing advances, and the interest rate used for computing float earnings. These variables can, and generally do, change from period to period as market conditions and projected interest rates change. The current market data utilized in the MSR valuation process and in the assessment of the reasonableness of Litton’s valuation was obtained from MSR valuation surveys, MSR market trades, and MSR broker valuations.

At December 31, 2010, Litton estimated the immediate 10% and 20% adverse changes in delinquencies, prepayments speeds, and discount rate assumptions would decrease the fair value of MSRs by the following:

	Delinquencies	Voluntary Prepayment Speeds	Discount Rate

Impact of 10% adverse change	$(13,979)	$(1,062)	$(2,854)
Impact of 20% adverse change	$(26,827)	$(2,087)	$(6,601)

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

The fair value of MSRs at December 31, 2010 was determined using a discount rate of 16% and prepayment rates ranging from 10% to 31% (which includes voluntary prepayments, which are initiated by the borrower, and the conditional default rate or rate of involuntary loan liquidations).

The table below presents mortgage loans serviced (which are not included in the accompanying combined financial statements):

			June 30,
	2010	2009	2011
			(unaudited)
Servicing	$39,033,820	$46,720,409	$36,062,481
Subservicing	6,108,355	7,322,960	3,340,620
Total mortgage loans serviced	$45,142,175	$54,043,369	$39,403,101

Custodial accounts maintained in connection with the mortgage loans serviced for others were $273 million and $335 million as of December 2010 and December 2009, respectively, and $293 million as of June 30, 2011. These custodial balances are not included in the accompanying combined statements of financial condition.

Litton had errors and omissions insurance coverage and fidelity insurance coverage of $55 million as of December 31, 2010, $70 million as of December 31, 2009 and $55 million at June 30, 2011.

The geographic distribution of the unpaid principal balance of mortgage loans underlying the MSRs portfolio was as follows:

			June 30,
State	2010	2009	2011
			(unaudited)
California	21%	22%	21%
Florida	12	12	12
New York	8	7	8
All other*	59	59	59
Total	100%	100%	100%

* No other state contains more than 5% of the properties securing mortgage loans in Litton’s servicing portfolio.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Note 6.	Interest-Only Securities, at fair value

In connection with the acquisition of Litton in December 2007, Goldman, Sachs & Co, a subsidiary of Goldman also acquired the interest-only securities (“IO Securities”) in 13 securitization transactions, with the unpaid principal balance of the underlying mortgage loans securing the IO Securities were $3,757 million and $4,526 million as of December 31, 2010 and 2009, respectively, and $3,495 million as of June 30, 2011. The servicing fee on the underlying mortgage loans is equal to 0.50% per annum on the stated principal balance of each mortgage loan. Of this amount, the holder of the IO Securities receives 0.35% per annum on the stated principal balance of each mortgage loan as long as Litton is the servicer of such mortgage loans and Litton receives the other 0.15% per annum as a servicing fee. The IO Securities are recorded at fair value. The holder of the IO Security receives cash flows from the trustee only while Litton performs the servicing of the underlying loans in the trust. If Litton transfers the servicing rights to an unrelated third party then that new servicer receives the cash flows previously directed to the holder of the interest-only strip. The table below presents the interest income and changes to fair value associated with the IO Security:

				June 30,	June 30,
	2010	2009	2008	2011	2010
				(unaudited)

Interest income from IO Securities	$13,433	$17,613	$22,636	$5,660	$7,099
Change in fair value of IO Securities	(8,338)	7,139	(23,758)	(4,011)	(4,343)
Net revenues from IO Securities	$5,095	$24,752	$(1,122)	$1,649	$2,756

Key assumptions related to combining these assets with the Litton consolidated financial statements include: a) contributing the IO Securities on an unlevered basis, b) measuring the IO Securities at fair value, c) using Litton’s implied tax rate to calculate the tax impact of cash flows and fair value adjustments and d) annually distributing the net cash flow and related tax assets/liabilities.

Note 7.	Furniture, Equipment and Leasehold Improvements, net

Furniture, equipment and leasehold improvements consist of the following:

			June 30,
	2010	2009	2011
			(unaudited)

Furniture and equipment	$8,612	$8,444	$6,011
Computer equipment	48,906	42,246	51,956
Leasehold improvements	4,897	4,876	4,970
Computer software	35,819	34,404	39,303
Subtotal	98,234	89,970	102,240
Accumulated depreciation and amortization	(76,185)	(62,799)	(82,827)
Total	$22,049	$27,171	$19,413

Depreciation and amortization expense, reflected in the combined statements of income, was $13.4 million, $14.2 million and $12.5 million for the years ended 2010, 2009 and 2008, respectively, and $6.6 million and $6.8 million for the six months ended June 30, 2011 and 2010, respectively.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Note 8.	Goodwill and Other Intangibles, net

Goodwill and other intangibles consist of the following:

			June 30,
	2010	2009	2011
			(unaudited)

Goodwill	$—	$154,065	$—
Intangibles - Trademarks	7,100	7,100	7,100
Intangibles - Customer relationship	5,595	5,595	5,595
Subtotal	12,695	166,760	12,695
Accumulated amortization	(7,761)	(7,051)	(8,116)
Total	$4,934	$159,709	$4,579

Amortization expense, reflected in the combined statements of income, was $0.7 million, $1.4 million and $5.5 million for the years ended 2010, 2009 and 2008, respectively, and $0.4 million for each of the six months ended June 30, 2011 and 2010. In December 2010, the business model for loan servicers changed significantly following the financial crisis and significant losses were being realized. Litton tested the goodwill for impairment and deemed it wholly impaired and wrote-off $154.1 million of goodwill using a combination of valuation techniques including market comparatives and discounted cash flow techniques.

Note 9.	Debt Obligation Due to Related Party

Debt obligation due to related party represents a variable interest rate loan facility with GS Bank. As of December 31, 2010 and 2009 the interest rate was 1.30% and 1.25%, respectively, and at June 30, 2011, the interest rate was 1.25%. The weighted average interest rate during the years ended December 2010, 2009 and 2008 was 1.34%, 1.16% and 2.65%, respectively, and 1.29% and 1.34% for the six months ended June 30, 2011 and 2010, respectively.

In June 2009, the GS Bank loan facility was amended, which extended the maturity date of the facility to December 31, 2011 and changed the variable interest rate index from the Federal Funds rate to the 3-month London Interbank Offered Rate (“LIBOR”) plus 1%. Prior to June 30, 2009, the GS Bank loan facility variable interest rate was based on the Federal Funds rate plus a spread. Total interest expense was $34.1 million, $24.9 million and $38.3 million for the years ended 2010, 2009 and 2008, respectively, and $15.6 million and $17.2 million for the six months ended June 30, 2011 and 2010, respectively. As of December 31, 2010, the loan facility’s borrowing limit was $3.0 billion, and $2.7 billion as of June 30, 2011. Borrowings are secured by servicing advances and MSRs.

Note 10.	Share Based Compensation

The cost of employee services received in exchange for a share-based award is generally measured based on the grant-date fair value of the award. Share-based awards that do not require future service (i.e., vested awards, including awards granted to retirement-eligible employees) are expensed immediately. Share-based employee awards that require future service are amortized over the relevant service period. Expected forfeitures are included in determining share-based employee compensation expense.

Goldman issues restricted stock units to certain Litton employees under the Goldman Amended and Restated Stock Incentive Plan primarily in connection with year end compensation and other special grants. Restricted stock units are valued based on the closing price of the underlying Goldman shares at the date of grant after taking into account a liquidity discount for any applicable post-vesting transfer restrictions. Restricted stock units generally vest and deliver as outlined in the applicable restricted stock unit agreements. Employee restricted stock unit agreements provide that vesting is accelerated in certain circumstances, such as upon retirement, death and extended absence. Delivery of the underlying shares of common stock is conditioned on the grantees satisfying certain vesting and other requirements outlined in the award agreements.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Litton recognized $1.4 million, $1.9 million and $0.6 million, in share based compensation for the years ended December 2010, 2009 and 2008, respectively ($0.9 million, $1.2 million and $0.4 million, respectively, net of tax, which is reflected in compensation and benefits expense in the combined statements of income). Litton recognized $0.5 million and $0.6 million in share based compensation for the six months ended June 30, 2011 and 2010, respectively, ($0.3 million and $0.4 million, respectively, net of tax, which is reflected in compensation and new benefits in the combined statement of income). The remaining unrecognized compensation cost related to unvested awards at the end of 2010 was $2.1 million and the weighted average period of time over which this cost will be recognized is 2.77 years.

Note 11.	General and Administrative Expense

General and administrative expense, reflected in the combined statements of income, is comprised of the following:

				June 30,	June 30,
	2010	2009	2008	2011	2010
				(unaudited)
Professional fees	$24,974	$8,015	$6,583	$32,956	$7,095
Postage and delivery	6,584	8,494	8,105	2,902	3,128
Software Maintenance	6,032	3,732	3,683	3,836	2,761
Rent	5,294	5,780	5,289	2,648	2,646
Telephone and communications	4,223	4,505	3,673	1,597	2,104
Depreciation and amortization	13,386	14,184	12,540	6,641	6,811
Amortization of other intangibles	710	1,405	5,470	355	355
Other (primarily insurance, travel, meals, supplies)	12,932	13,595	14,512	6,836	6,814
Total	$74,135	$59,710	$59,855	$57,771	$31,714

Note 12.	Income Tax (Benefit) Expense

Litton, together with LCCS and LMS, are treated for tax purposes as subsidiaries of GS Bank, which is a corporation for income tax purposes. As a branch of a corporate entity, Litton is required to accrue taxes as if it were a stand-alone corporation and is subject to U.S. federal and various state income taxes based on its earnings. Income taxes are provided for using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of Litton’s assets and liabilities. Valuation allowances are established to reduce deferred tax assets to the amount that more likely than not will be realized.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

The components of income tax (benefit) expense, reflected in the combined statements of income, are as follows:

				June 30,	June 30,
	2010	2009	2008	2011	2010
				(unaudited)
Current income tax (benefit) expense:
Federal	$(13,865)	$36,078	$36,664	$(17,768)	$564
State	(118)	(2,188)	3,991	(353)	61
Subtotal	(13,983)	33,890	40,655	(18,121)	625

Deferred income tax (benefit) expense:
Federal	(54,741)	(8,860)	(29,756)	3,528	8,736
State	(130)	1,655	(3,246)	31	139
Subtotal	(54,871)	(7,205)	(33,002)	3,559	8,875
Total income tax (benefit) expense	$(68,854)	$26,685	$7,653	$(14,562)	$9,500

The difference between the effective income tax expense rate and the amount computed by multiplying pre-tax earnings by the federal statutory rate is attributable primarily to the effect of state taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. These temporary differences result in taxable or deductible amounts in future years and are measured using the tax rates and laws that will be in effect when such differences are expected to reverse.

Significant components of the net deferred tax asset are as follows:

			June 30,
	2010	2009	2011
			(unaudited)
Deferred tax assets:
Mortgage servicing rights	$50,555	$45,140	$49,551
Goodwill and other intangibles	44,748	—	43,153
Furniture, equipment and leasehold improvements	901	2,041	267
Deferred compensation	2,307	1,788	2,470
Other accrued reserves	2,213	1,695	2,299
Total deferred tax asset	100,724	50,664	97,740
Deferred tax liabilities:
Goodwill and other intangibles	—	5,991	—
Servicing advances receivable	—	604	—
Total deferred tax liabilities	—	6,595	—
Deferred tax asset, net	$100,724	$44,069	$97,740

No valuation allowance is required since it is considered more likely than not that the net deferred tax asset will be realized.

Litton recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the combined financial statements. As of December 31, 2010 and June 30, 2011, Litton did not record a liability related to accounting for uncertainty in income taxes. Generally, all years subsequent to and including 2008 remain open to examination by taxing authorities.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Note 13.	Commitments, Contingencies and Guarantees

Litton and its subsidiaries have contractual obligations under long-term non-cancelable operating leases for office space through 2018. Certain agreements are subject to periodic escalation provisions for increases in real estate taxes and other changes. Minimum future lease commitments as of December 31, 2010 are as follows:

2011	$6,060
2012	4,798
2013	2,257
2014	2,308
2015	2,340
2016 -thereafter	4,884
Total	$22,647

Rent expense was $5.3 million, $5.8 million and $5.3 million for the years ended 2010, 2009 and 2008, respectively, and included $1.0 million, $0.7 million and $0.4 million, respectively, paid to a related party. Rent expense was $2.6.million and $2.6.million for the six months ended June 30, 2011 and 2010, respectively, and included $0.5 million and $0.5 million, respectively, paid to a related party. Rent expense is included in general and administrative expenses in the combined statements of income.

Litton is a party to various legal proceedings incidental to its business. Certain claims, suits, complaints and investigations involving Litton, arising in the ordinary course of business, have been filed or are pending. Litton is of the opinion, after discussion with legal counsel representing Litton in these proceedings, that the aggregate liability or loss, if any, arising from the ultimate disposition of these matters would not have a material adverse effect on Litton’s combined financial position or results of operations.

In the ordinary course of business, Litton provides other financial assurances, such as performance bonds, to various states for licensing purposes. These assurances represent obligations to make payments to beneficiaries if Litton fails to fulfill its obligation under a contractual arrangement with that beneficiary.

Litton has received a number of requests for information from regulators and other agencies, including state attorneys general, as part of an industry-wide focus on the practices of lenders and servicers in connection with foreclosure proceedings. The requests seek information about the foreclosure protocols of Litton and any deviations therefrom. Litton is cooperating with the requests and is reviewing its practices in this area. Litton temporarily suspended evictions and foreclosure and real estate owned sales in a number of states, including those with judicial foreclosure procedures. Litton has recently resumed some of these activities. At this time, Litton is not aware of foreclosures where the underlying foreclosure decision was not warranted. Litton’s mortgage servicing rights are accounted for at fair value and take into consideration known events related to the foreclosure proceedings. Similarly, at this time Litton does not expect the suspension of evictions and foreclosure and real estate owned sales to lead to a material increase in its mortgage servicing-related advances.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

Note 14.	Defined Contribution Plan

Eligible employees of Litton receive retirement benefits through a defined contribution plan administered by Archon Group, LP (“Archon”), a subsidiary of Goldman. Under the Archon 401(k) plan, all participants may contribute up to 50% of their annual compensation subject to the Internal Revenue Service limits. Litton matches the first 4% an employee contributes which vests immediately after the employee has completed one year of service. Litton’s matching contributions were $2.2 million, $1.8 million and $1.5 million for the years ended 2010, 2009 and 2008, respectively and were $1.2 million and $1.2 million for the six months ended June 30, 2011 and June 30, 2010 which is included in compensation and benefits expenses in the combined statements of income.

Note 15.	Regulatory Requirements

Litton is subject to extensive regulation by federal, state and local governmental authorities, including the Federal Reserve Board, the New York State Banking Department, and the state agencies that license Litton servicing and collection activities. Litton also must comply with a number of federal, state and local consumer protection laws, including, among others, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Gramm-Leach-Bliley Act, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act, the Truth in Lending Act, the Fair Credit Reporting Act and the Homeowners Protection Act. These statutes apply to debt collection, foreclosure and claims handling, investment of and interest payments on escrow balances and escrow payment features, and they mandate certain disclosures and notices to borrowers. These requirements can and do change as statutes and regulations are enacted, promulgated or amended.

Litton is also subject to licensing and regulation as a mortgage service provider and/or debt collector in a number of states. Litton is subject to audits and examinations that are conducted by these states. From time to time, Litton receives requests from state and other agencies for records, documents and information regarding our policies, procedures and practices regarding our loan servicing and debt collection business activities.

Note 16.	Related Party Transactions

Litton is party to a loan facility agreement with GS Bank. The loan facility balance was $2.6 billion, $2.7 billion, and $2.4 billion at 2010, 2009, and June 30, 2011, respectively. Litton incurred related interest expense totaling $34.1 million, $24.9 million and $36.1 million for the years ended 2010, 2009, and 2008, respectively, and of $15.6 million and $17.2 million for the six months ended June 30, 2011 and June 30, 2010, respectively.

Litton had an outstanding payable totaling $6.5 million, $4.6 million, and $5.8 million due to Goldman at 2010, 2009, and June 30, 2011, respectively, related primarily to share based compensation, which is included in accounts payable and other liabilities. Litton is party to a tax sharing agreement with Goldman and paid $35.0 million and $40.1 million in taxes to Goldman in 2010 and 2009, respectively.

In June 2008, Litton entered into a lease agreement with Avelo Mortgage, LLC (Avelo), a subsidiary of Goldman, to sublet office space. Litton paid rent to Avelo of $1.0 million, $0.7 million and $0.4 million for the years ended 2010, 2009 and 2008, respectively. Litton paid rent to Avelo of $0.5 million and $0.5 million for the six months ended June 30, 2011 and June 30, 2010.

In July 2008, Litton entered into a subservicing agreement with Avelo and amended an existing 2005 servicing agreement with Goldman Sachs Mortgage Company (“GSMC”) related to servicing their whole loans. The unpaid principal balance of whole loans serviced for GSMC was $1.3 billion, $1.0 billion, and $1.0 billion at 2010, 2009, and June 30, 2011, respectively. Effective January 1, 2010, Litton amended its servicing agreement with GSMC to adjust the compensation under the agreement from a fixed-fee to a cost-plus arrangement.

Litton Loan Servicing Business
Notes to Combined Financial Statements
(All information with respect to June 30, 2011 and June 30, 2010 is unaudited)
(in thousands)

On September 30, 2009, Litton purchased certain servicing rights, advances receivable, accrued servicing fee receivables and fixed assets under an Asset Purchase Agreement with Avelo and GSMC. The transaction was structured as an asset purchase and consisted of the following:

Servicing advances and accrued servicing fees	$301,198
Mortgage servicing rights	26,850
Furniture, equipment and other assets	1,098
$329,146

As a result of the September 2009 transaction, Litton became the primary servicer of the Avelo loans. The unpaid principal balance of loans serviced for Avelo was $8.8 billion at 2009. Total servicing, subservicing and ancillary services to Goldman affiliated companies (including Avelo) and was paid fees totaling $13.3 million, $26.6 million and $15.5 million for the years ended 2010, 2009 and 2008, respectively, $7.7 million and $3.6 million for the six months ended June 30, 2011 and June 30, 2010, respectively.

Other reimbursements paid to Avelo for services rendered totaled $5.3 million, $6.8 million and $10.2 million for the years ended 2010, 2009, and 2008, respectively, $1.6 million and $3.1 million for the six months ended June 30, 2011 and June 30, 2010, respectively.

Litton received a capital contribution of $60.0 million for the year ended 2008.

Litton received $1.8 million and $2.2 million of reimbursements from affiliates for expenditures related to a transitional services agreement with its former parent C-BASS for the years ended 2009 and 2008 respectively, which is included in other income in the combined statements of income.

Note 17.	Subsequent Events

On September 1, 2011, Ocwen Financial Corporation (“Ocwen”) acquired all of the outstanding partnership interests of Litton and certain interest-only securities owned by Goldman, Sachs & Co, a subsidiary of Goldman, for $247.2 million and received certain indemnities associated with past servicing practices. In addition, Ocwen paid $296.4 million to retire a portion of the outstanding advance facility previously provided by GS Bank and then entered into a new facility with GS Bank to borrow approximately $2.1 billion against the servicing advances associated with the business.

Contemporaneous with the sale transaction, Goldman and GS Bank entered into a Consent Order with the Board of Governors of the Federal Reserve System (the “Board”) relating to the servicing of residential mortgage loans. The terms of the Consent Order are substantially similar to the orders entered into by other large U.S. financial institutions with the Board. To date, no fines, civil monetary penalties or other payments have been assessed against Litton by the Board under the Consent Order and any such fines or civil monetary penalties will be borne entirely by Goldman. Certain other liabilities related to Litton’s servicing of residential mortgage loans prior to the sale will be borne 80% by Goldman.

In connection with the sales transaction, Litton, GS Bank, Ocwen and the New York State Banking Department (“NYSBD”) entered into an Agreement on Mortgage Servicing Practices (the “Agreement”) that sets forth certain loan servicing practices and operational requirements. To date, no fines, civil monetary penalties or other payments have been assessed against Litton by the NYSBD under the Agreement and any such fines or civil monetary penalties will be borne entirely by Goldman.